Exhibit 99.1

B&G Foods Announces First Quarter 2008 Financial Results

Parsippany, N.J., April 30, 2008—B&G Foods, Inc. (NYSE: BGS, BGF), a manufacturer and distributor of high-quality, shelf-stable foods, today announced financial results for the thirteen weeks ended March 29, 2008.

Financial Results for the First Quarter

Net sales for the thirteen weeks ended March 29, 2008 (first quarter of 2008) increased $12.6 million or 12.1% to $116.3 million from $103.7 million for the thirteen weeks ended March 31, 2007 (first quarter of 2007).  The Cream of Wheat acquisition accounted for $11.7 million of the net sales increase offset by a decrease in net sales of $0.8 million relating to the termination of a temporary co-packing arrangement.  The remaining $1.7 million increase in our net sales related to increases in unit volume.  Cream of Wheat net sales for January and February of the first quarter of 2008 were $9.0 million.  We did not own the Cream of Wheat business during January and February of the first quarter of 2007.  Net sales of our Cream of Wheat products increased $2.7 million, or 41.1%, during March 2008 as compared to March 2007, primarily as a result of increases in unit volume through new distribution.

Gross profit for the first quarter of 2008 increased 6.9% to $34.9 million from $32.7 million in the first quarter of 2007.  Gross profit expressed as a percentage of net sales decreased 1.5% to 30.0% for the first quarter of 2008 from 31.5% in the first quarter of 2007.  The decrease in gross profit expressed as a percentage of net sales was primarily attributable to increased spending on trade promotions and slotting and increased costs for packaging, wheat, maple syrup, transportation and corn sweeteners, partially offset by the positive impact of the Cream of Wheat acquisition.  Operating income increased 5.3% to $19.7 million for the first quarter of 2008, from $18.7 million in the first quarter of 2007.

Net income increased 8.2% to $4.4 million for the first quarter of 2008 compared to $4.1 million for the first quarter of 2007.  Earnings per share of Class A common stock was $0.12 for the first quarter of 2008.  During the first quarter of 2007, B&G Foods had two classes of common stock outstanding, and computed earnings per share under the two class method.  As a result, it is not meaningful to compare earnings per share for the first quarter of 2008 to the first quarter of 2007.

For the first quarter of 2008, EBITDA (see “About Non-GAAP Financial Measures” below) increased 10.5% to $23.4 million from $21.1 million for the first quarter of 2007.

David L. Wenner, Chief Executive Officer of B&G Foods, stated, “The Cream of Wheat business continued to perform well for us in the first quarter, helping us achieve double-digit growth in net sales and EBITDA.  Cost increases were within the range of our expectations; our March price increases should help to offset these costs as the year progresses.”

Conference Call

B&G Foods will hold a webcast and conference call at 4:30 p.m. ET today, April 30, 2008.  The call will be webcast live over the Internet from the Investor Relations section of B&G Foods’ website at www.bgfoods.com under “Investor Relations—Company Overview.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast.  The call can also be accessed live over the phone by dialing (888) 218-8032 or for international callers by dialing (913) 312-0400.

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers.  The password is 7449816.  The replay will be available from April 30, 2008 through May 7, 2008.

About Non-GAAP Financial Measures

EBITDA (net income before net interest expense, income taxes, depreciation and amortization) is a “non-GAAP (Generally Accepted Accounting Principles) financial measure.”  A non-GAAP financial measure is defined as a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations and cash flows.

Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. A reconciliation of EBITDA with net income and net cash provided by operating activities is included below for the first quarter of 2008 and the first quarter of 2007, along with the components of EBITDA.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diverse portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include hot cereals, fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles, peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty, private label, club and mass merchandiser channels of distribution.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Cream of Rice, Cream of Wheat, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, Sa-són, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for fiscal 2007 filed on March 6, 2008.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. John Flanagan 203-682-8222

B&G Foods, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(Unaudited)

	March 29, 2008	December 29, 2007
Assets
Current assets:
Cash and cash equivalents	$33,326	$36,606
Trade accounts receivable, net	35,161	42,362
Inventories	95,137	93,181
Prepaid expenses	2,551	3,556
Income tax receivable	56	569
Deferred income taxes	648	648
Total current assets	166,879	176,922

Property, plant and equipment, net of accumulated depreciation of $57,714 and $55,679	53,983	49,658
Goodwill	253,353	253,353
Trademarks	227,220	227,220
Customer relationship intangibles, net	121,155	122,768
Net deferred debt issuance costs and other assets	16,621	17,669
Total assets	$839,211	$847,590

Liabilities and Stockholders’ Equity

Current liabilities:
Trade accounts payable	$25,706	$32,126
Accrued expenses	20,741	21,894
Dividends payable	7,797	7,797
Total current liabilities	54,244	61,817

Long-term debt	535,800	535,800
Other liabilities	12,312	6,376
Deferred income taxes	69,057	68,962
Total liabilities	671,413	672,955

Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 1,000,000 shares; no shares issued or outstanding	—	—
Class A common stock, $0.01 par value per share. Authorized 100,000,000 shares; 36,778,988 shares issued and outstanding	368	368
Class B common stock, $0.01 par value per share. Authorized 25,000,000 shares; no shares issued or outstanding	—	—
Additional paid-in capital	194,400	202,197
Accumulated other comprehensive loss	(7,167)	(3,718)
Accumulated deficit	(19,803)	(24,212)
Total stockholders’ equity	167,798	174,635
Total liabilities and stockholders’ equity	$839,211	$847,590

 B&G Foods, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	March 29, 2008	March 31, 2007

Net sales	$116,342	$103,745
Cost of goods sold	81,412	71,062
Gross profit	34,930	32,683

Operating expenses:
Sales, marketing and distribution expenses	12,289	11,504
General and administrative expenses	1,358	1,830
Amortization expense—customer relationships	1,613	663
Operating income	19,670	18,686

Other expenses:
Interest expense, net	12,571	12,125
Income before income tax expense	7,099	6,561
Income tax expense	2,690	2,487
Net income	$4,409	$4,074

Earnings per share calculations:
Basic and diluted distributed earnings per share:
Class A common stock	$0.21	$0.21
Basic and diluted earnings (loss) per share:
Class A common stock	$0.12	$0.20
Class B common stock	$—	$(0.01)

B&G Foods, Inc. and Subsidiaries

Reconciliation of EBITDA to Net Income and to Net Cash Provided by Operating Activities

(Dollars in thousands)

(Unaudited)

	Thirteen Weeks Ended
	March 29, 2008	March 31, 2007
	(dollars in thousands)
Net income	$4,409	$4,074
Income tax expense	2,690	2,487
Interest expense, net	12,571	12,125
Depreciation and amortization	3,689	2,458
EBITDA(1)	23,359	21,144
Income tax expense	(2,690)	(2,487)
Interest expense, net	(12,571)	(12,125)
Deferred income taxes	2,177	2,076
Amortization of deferred financing costs	792	773
Changes in assets and liabilities, net of effects of business combination	(93)	(4,564)
Net cash provided by operating activities	$10,974	$4,817

(1)                   EBITDA is a measure used by management to measure operating performance.  EBITDA is defined as net income before net interest expense, income taxes, depreciation, and amortization. Management believes that it is useful to eliminate net interest expense, income taxes, depreciation and amortization because it allows management to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations.  We use EBITDA in our business operations, among other things, to evaluate our operating performance, develop budgets and measure our performance against those budgets, determine employee bonuses and evaluate our cash flows in terms of cash needs. We also present EBITDA because we believe it is a useful indicator of our historical debt capacity and ability to service debt and because covenants in our credit facility and the indentures governing the senior notes and the senior subordinated notes contain ratios based on these measures. As a result, internal management reports used during monthly operating reviews feature the EBITDA metric. However, management uses this metric in conjunction with traditional GAAP operating performance and liquidity measures as part of its overall assessment of company performance and liquidity and therefore does not place undue reliance on this measure as its only measure of operating performance and liquidity.

EBITDA is not a recognized term under GAAP and does not purport to be an alternative to operating income or net income as an indicator of operating performance or any other GAAP measure. EBITDA is not a complete net cash flow measure because EBITDA is a measure of liquidity that does not include reductions for cash payments for an entity’s obligation to service its debt, fund its working capital, capital expenditures and acquisitions, if any, and pay its income taxes and dividends, if any. Rather, EBITDA is a potential indicator of an entity’s ability to fund these cash requirements. EBITDA also is not a complete measure of an entity’s profitability because it does not include costs and expenses for depreciation and amortization, interest and related expenses and income taxes. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. However, EBITDA can still be useful in evaluating our performance against our peer companies because management believes this measure provides users with valuable insight into key components of GAAP amounts.